Exhibit 10.1

CENTRAL VIRGINIA BANKSHARES, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT dated as of the ____ day of ________, 20___, but effective as of _________ __, ____, between CENTRAL VIRGINIA BANKSHARES, INC., a Virginia corporation (the "Company"), and __________("Executive"), is made pursuant and subject to the provisions of the Company's 2006 Stock Incentive Plan, as amended (the "Plan"). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

WHEREAS, the Company has determined that it is in the best interests of the Company to provide an incentive to Executive share in the Company’s success, thus creating an added incentive for each Executive to counsel and consult effectively for the Company and in the Company's interests;

WHEREAS, the Company maintains the Plan;

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Stock Appreciation Rights (“SAR”) Agreement (the "Agreement").

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

1.          Grant of SARs. Pursuant to the Plan, the Company, on ____________, ____ (“Date of Grant”) grants to the Executive, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, SARs with respect to an aggregate of ______ shares of Common Stock with an Initial Value of $_______ per share, which is not less than the Fair Market Value of a share of Common Stock on the Date of Grant. These SARs will be exercisable as hereinafter provided.

2.       Terms and Conditions. These SARs are subject to the following terms and conditions:

(a)	Expiration Date. The right to exercise these SARs shall terminate on ____________ (the “Expiration Date”).

(b)

Exercise of SARs. Except as provided in paragraphs 4 and 5, SARs, shall be exercisable with respect to _______ shares of Common Stock on _______, with respect to _______ shares of Common Stock on _______ and with respect to _______ shares of Common Stock on _______. Once a SAR has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the earlier of (i) termination of the Executive’s rights hereunder pursuant to paragraph 3 or (ii) the Expiration Date. An exercise of a portion of the SARs covered by this Agreement shall not affect the Executive’s right to subsequently exercise the remaining SARs that are exercisable subject to the conditions of the Plan and this Agreement.

(c)

Method of Exercising. These SARs shall be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal office in Richmond, Virginia. When the SARs covered by this Agreement are being exercised in accordance with subparagraph 2(b) hereof the written notice shall specify the number of SARs being exercised. The exercise date shall be the later of the date specified in such notice or the date such notice is received by the Company.

(d)

Payment to Executive. The payment to Executive upon the exercise of the SARs shall be made solely in shares of Common Stock. Upon the exercise of the SARs, the Executive shall receive whole shares of Common Stock from the Company determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Initial Value by (ii) the number of SARs exercised then dividing the result by (iii) the Fair Market Value of a share of Common Stock on the date of exercise.

(e)

Payment of Withholding Taxes. The Executive pays to the Company in cash (or provides for the payment of) the withholding taxes on the income realized from the exercise of a SAR prior to or at the time of the date of exercise, the Company shall withhold from the shares of Common Stock issuable to the Executive upon such exercise the number of whole shares of Common Stock which on such exercise date best approximates the amount of taxes required to be withheld by the Company.

(f)

Nontransferability.        The SARs granted under this Agreement shall be nontransferable except by will or by the laws of descent and distribution. These SARs may be exercised during the lifetime of the Executive only by the Executive or, if permitted by applicable law, the Executive’s guardian or legal representative.

3.        Exercise During Employment. Subject to the vesting periods set forth in subparagraph 2(b), these SARs may not be exercised in whole or in part after the earlier of (i) the date ninety days after the date the Executive terminates his or her employment with the Company or Subsidiary or (ii) the Expiration Date; provided, however, that the Executive’s right to exercise these SARs shall terminate immediately in the event the Executive’s employment with the Company or Subsidiary is terminated for cause as hereinafter defined. For purposes of the preceding sentence, the Executive’s employment shall be deemed to have been terminated for cause if the Executive shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary (ii) engage in conduct that would warrant the Executive’s discharge.

4.      Exercise in the Event of Death or Disability. Notwithstanding the vesting requirement set forth in subparagraph 2(b), these SARs shall become exercisable in full in the event that prior to the Expiration Date of these SARs the Executive dies or becomes totally and permanently disabled (as defined in Code Section 22(e)(3)) while employed by the Company or

Subsidiary. In the event of death these SARs may be exercised by the Executive’s estate, or the person or persons to whom his or her rights under these SARs shall pass by will or the laws of descent and distribution.

5.          Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Executive to a fractional share such fraction shall be disregarded.

6.        No Right to Continued Employment. This Agreement does not confer upon the Executive any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

7.      Investment Representation. The Executive agrees that unless such shares previously have been registered under the Securities Act of 1933 (i) any shares of Common Stock received by him hereunder will be held for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment representation shall terminate when such shares have been registered under the Securities Act of 1933.

8.         Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of SARs covered by this Agreement, and the Initial Value thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company. Any such adjustment of a SAR must satisfy the requirements of Treasury Regulation Section 1.424-1 and Code Section 409A.

9.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

10.      Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

11.      Executive Bound by Plan. The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Executive and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Executive has affixed his or her signature hereto.

CENTRAL VIRGINIA BANKSHARES, INC.

By____________________________________

EXECUTIVE

______________________________________

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